Exhibit 3.103
BYLAWS
OF
PEOPLESERVE, INC.
ARTICLE I
OFFICES
Section 1.1 — Registered Office.
The registered office shall be in the City of Dover, County of Kent, State of Delaware.
Section 1.2 — Other Offices.
The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.
ARTICLE II
Meetings of Stockholders
Section 2.1 — Annual Meetings.
(a)	The annual meeting of the shareholders shall be held at such time, place and on such date as the Board of Directors shall designate and as stated in the notice of the meeting, said date to be no later than six months following the end of the Corporation’s fiscal year. The purpose of such meeting shall be the election of directors and the transaction of such other business as may properly come before it. If the election of directors shall not be held on the day designated for an annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders to be held as soon thereafter as may be practicable. Failure to hold the annual meeting at or within the designated time, or to elect directors at or within such time, shall not work forfeiture or a dissolution of the Corporation, and shall not otherwise affect valid corporate acts.

(b)	If the annual meeting is not held or if directors are not elected at the meeting, the directors may be elected at any special meeting called and held for that purpose.
Section 2.2 — Special Meetings.
(a)	A special meeting of stockholders may be called (i) by the President; or (ii) by any other officer or assistant officer then authorized pursuant to these Bylaws or otherwise by the Board of Directors to call such meetings; or (iii) by a majority of the members of the Board of Directors acting with or without a meeting; or (iv) by any persons holding twenty-five percent (25%) or more of the shares then outstanding and entitled to vote at a meeting of stockholders.

(b)	Upon the request in writing being delivered to the President or to the Secretary by any person or persons entitled to call a meeting of stockholders, the person to whom the request is delivered shall give notice to stockholders of the meeting. If the request is refused, the person or persons making the request may call a meeting of stockholders by giving notice in the manner hereinafter provided in Section 2.04.
Section 2.3 — Place of Meetings.
(a)	The annual and all other meetings of the stockholders shall be held at such places as may from time to time be designated by the Board of Directors.

(b)	If another place has not been designated by the Board of Directors, all meetings shall be held at the principal office of the Corporation.
Section 2.4 — Notice of Meetings.
(a)	Each stockholder shall furnish the Secretary with an address to which notices of meetings and other notices or correspondence may be addressed.

(b)	Written notices of the time and place of any meeting of stockholders shall be given to each stockholder of record entitled to vote at such meeting by the President or by the Secretary or, in the event of their failure to do so, by the person or persons entitled to call such meeting.

(c)	Except as otherwise required by the laws of the State of Delaware, notice of any meeting of stockholders shall be given not more than sixty (60) days nor less than ten (10) days before the day upon which the meeting is to be held, by serving the notice personally upon each stockholder or by mailing the same to the address of each stockholder as last shown upon the records of the Corporation.

(d)	Except as otherwise required by the laws of the State of Delaware, no publication of any notice of any meeting of stockholders shall be required.

(e)	In the event of any transfer of shares after notice has been given, but prior to the day upon which the meeting is to be held, it shall not be necessary to give any additional notice to the transferee.

(f)	In addition to stating the time and the place of the meeting, every notice of a special meeting of stockholders shall state briefly the purpose specified by the person or persons calling such meeting. Any business other than that stated in the notice shall be taken up at such meeting only with the unanimous written consent of the holders of all the shares entitled to vote at such meeting.
Section 2.5 -Stockholder List.
The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
Section 2.6 — Waiver of Notice of Meeting.
(a)	Any stockholder may, either before or after any meeting, waive any notice required to be given by law or under these Bylaws. Notice of any meeting of stockholders shall not be required to be given to any stockholder who attends such meeting either in person or by proxy.

(b)	Any waiver of notice must be in writing and filed with or entered upon the records of the Corporation.
Section 2.7 — Quorum.
(a)	Those stockholders present in person or by proxy entitling them to exercise a majority of the voting power shall constitute a quorum for any meeting of stockholders.

(b)	In the event of an absence of a quorum at any meeting or at any adjournment thereof, a majority of those present in person or by proxy and entitled to vote may adjourn such meeting from time to time. At any adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.
Section 2.8 — Action Without Meeting.
Any action which may be authorized or taken at a meeting of stockholders, may be taken without a meeting if authorized by a writing signed by all stockholders who would be entitled to notice of a meeting called for such purpose.
Section 2.9 — Organization.

Upon the request of any stockholder at any meeting of stockholders, the order of business shall be, unless changed by affirmative vote of a majority of the stockholders present in person or by proxy, as follows:
(i)	Roll call, to establish a quorum.

(ii)	Appointment of inspectors of election if requested.

(iii)	Acceptance of minutes of previous meeting.

(iv)	Presentation of annual financial report.

(v)	Presentation of reports of directors and committees.

(vi)	Presentation of officers’ reports.

(vii)	Election of Board of Directors.

(viii)	Consideration of unfinished business.

(ix)	Consideration of new business.
Section 2.10 -Voting.
(a)	Each stockholder of any class of the Corporation entitled to vote on any matter shall be entitled in person or.by proxy to one vote on each matter for each share registered in the stockholder’s name on the books of the Corporation.

(b)	Persons holding voting shares in a fiduciary capacity shall be entitled to vote the shares so held. Persons voting pledged shares shall be entitled to vote such shares unless the pledgee shall have been expressly empowered by the stockholder to vote such shares in which case only the pledgee or his proxy may vote such shares.
Section 2.11 — Proxies.
(a)	At any meeting of stockholders, any person who is entitled to attend, or to vote thereat, and to execute consents, waivers or releases, may be represented at such meeting or vote thereat, and execute consents, waivers and releases, and exercise any of his other rights, by proxy or proxies appointed by writing signed by such person.

(b)	Voting by proxy or proxies shall be governed by all of the provisions of the laws of the State of Delaware, including the provisions relating to the sufficiency of the writing, the duration of the validity of the proxy or proxies, and the power of substitution and revocation.
ARTICLE III
Board of Directors
Section 3.1 — General Powers.

The powers of the Corporation shall be exercised, its business and affairs conducted, and its property managed under the direction of the Board of Directors, except as otherwise provided by the laws of the State of Delaware, by the Certificate of Incorporation, or by these Bylaws.
Section 3.2 — Bylaws.
The Board of Directors may adopt bylaws to govern its own proceedings and its transactions of business, as well as the administration of the Corporation, the conduct of the Corporation’s business and other affairs, management of the Corporation’s property, and any other matters properly within the authority or discretion of the Board of Directors so long as consistent with the laws of the State of Delaware, the Certificate of Incorporation and these Bylaws.
Section 3.3 — Number.
(a)	The Board of Directors shall consist of not less than one (1) nor more than fifteen (15) directors.

(b)	Without amendment of these Bylaws, the number of directors, subject to the foregoing limitations, may be fixed or changed by resolution adopted by the stockholders at any meeting.

(c)	No reduction of the number of directors shall have the effect of removing any director prior to the expiration of his or her term of office.
Section 3.4 — Classification and Term.
(a)	Unless the Board of Directors is divided into classes as provided in these Bylaws, the term of office of each director shall be until adjournment of the next succeeding annual meeting of stockholders, or an action in lieu thereof, at which directors are elected or until a successor is elected as director.

(b)	Without amendment of these Bylaws, the Board of Directors may be divided, by resolution of the stockholders, into two (2) or three (3) classes with each class to consist of three (3) or such larger number of directors’ as the stockholders shall from time to time determine. Each class shall be designated consecutively as Class 1, Class II, and Class III, if any. All classes shall be initially elected at the annual meeting of stockholders coinciding with or next following adoption of the resolution classifying the Board of Directors, and the initial term of office of each class shall be as follows: Class I shall be until the first such succeeding annual meeting; Class II shall be until the second such succeeding annual meeting; and Class III, if any, shall be until the third such succeeding annual meeting. Thereafter, the term of office of each class shall be until the second, or, if three (3) classes, the third annual meeting at which directors are elected after the initial term of that class. Each director of each class shall bold office until a successor is elected as director.
Section 3.5 — Place of and Quorum and Manner of Acting Meetings.
(a)	Unless another place is designated by the Board of Directors, the place of all meetings shall be the principal office of the Corporation; provided, however, that any meeting may be held by telephone or through other communications equipment if all directors participating can hear each other.

(b)	Except as otherwise provided in these Bylaws, a majority of the number of directors shall be present in person at any meeting of the Board of Directors in order to constitute a quorum for the transaction of business at such meeting; provided that if the meeting is held by telephone or through other communications equipment at which all directors participating can hear each other, such participation shall constitute attendance at such meeting.

(c)	Except as otherwise provided in these Bylaws, the act of the majority of the directors present at any meeting of the Board of Directors at which a quorum is present shall be the act of the Board of Directors.

(d)	In the absence of a quorum at any meeting of the Board of Directors, a majority of those present may adjourn the meeting from time to time until a quorum shall be present and notice of any adjourned meeting need not be given.

(e)	Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

(f)	Special meetings of the board may be called by the president without notice to each director; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors unless the board consists of only one director; in which case special meetings shall be called by the president or secretary in like manner and on like notice on the written request of the sole director.
Section 3.6 — Resignations.
(a)	Any director of the corporation may resign at any time by giving written notice to the President or Secretary of the Corporation.

(b)	A resignation shall take effect at the time specified therein, and, unless otherwise specified therein, shall become effective upon delivery. The acceptance of any resignation shall not be necessary to make it effective unless so specified in the resignation.
Section 3.7 — Removal of Directors.

(a)	Any director may be removed, with or without cause, at any time by the affirmative vote of a majority of the outstanding shares then held of record by the shareholders of the Corporation entitled to vote at a special meeting of the shareholders called for that purpose.

(b)	Any vacancy in the Board of Directors caused by any removal may be filled by the shareholders at the same meeting.
Section 3.8 — Vacancies.
(a)	Vacancies in the Board of Directors may be temporarily filled until the next annual meeting of stockholders or until a successor is elected, by a majority vote of the remaining directors, even though they may be less than a quorum of the entire number of Directors constituting a full Board of Directors.

(b)	Stockholders entitled to elect directors shall have a right to fill any vacancy in the Board of Directors, whether the same has been temporarily filled by the remaining directors or not, at any special meeting of stockholders called for that purpose or at any annual meeting. Any director so elected by the stockholders to fill a vacancy shall serve for the remaining term of the vacant office and until a successor is elected and qualified.
ARTICLE IV
Executive and Other Committees
Section 4.1 — Creation.
(a)	The Board of Directors may create an Executive Committee. which shall have and may exercise all the power of the board of directors in the management of the business and affairs of the Corporation during the intervals between the meetings of the board of directors, so far as may be permitted by law and these bylaws, or any other committee of directors consisting of not less than three (3) directors, and may delegate to each such committee any of the authority of the Board of Directors other than the filling of vacancies on the Board of Directors or in any committee of directors.

(b)	Each such committee shall serve at the pleasure of the Directors, shall act only in the intervals between meetings of the Directors, and shall be subject to the control and direction of the Directors.
Section 4.2 — Alternate and Ex Officio Members.

(a)	The Board of Directors may appoint one or more Directors as alternate members of any committee, which alternate member or members may take the place of any absent member or members at any meeting of such committee.

(b)	The Board of Directors may appoint any one or more persons (including persons who are not directors) as ex officio members of any committee, which ex officio member or members shall be entitled to be present in person, to present matters for consideration and to take part in consideration of any business by the committee at any meeting of the committee, but which ex officio member or members shall not be counted for purposes of a quorum nor for purposes of voting or otherwise in any way for purposes of authorizing any act or other transaction of business by such committee.
Section 4.3 — Authority and Manner of Acting.
(a)	Unless otherwise provided in these Bylaws or unless otherwise ordered by the Board of Directors, any such committee may act by majority of its members (excluding ex officio members) at a meeting or by a writing or writings signed by all of its members (excluding ex officio members).

(b)	Any act or authorization of an act or transaction of business by any such committee within the authority delegated to it shall be as effective for all purposes as the act or authorization of the Board of Directors.
ARTICLE V
Officers
     Section 5.1 — Officers.
(a)	The officers of this Corporation shall be a President, a Treasurer and a Secretary and such Vice Presidents and other officers or assistant officers as the Board of Directors may from time to time deem necessary and appoint. In addition, the Board of Directors may elect a Chairman from among themselves. More than one office may be held by the same person, but only a director may serve as Chairman.
Section 5.2 — Appointment and Term of Office.
The officers of the Corporation shall be appointed from time to time by the Board of Directors as it shall determine, and new offices may be created and filled at any meeting of the Board of Directors. Each officer shall hold office until his successor shall have been appointed.
Section 5.3 — Resignation.

(a)	Any officer or assistant officer may resign at any time by giving written notice to the Board of Directors or the Chairman, if any, or to the President or Secretary of the Corporation.

(b)	A resignation shall take effect at the time specified therein, and, unless otherwise specified therein, shall-become effective upon delivery. The acceptance of such resignation shall not be necessary to make it effective unless so specified in the resignation.
Section 5.4 — Removal.
Any officer or assistant officer may be removed by the Board of Directors with or without cause whenever in its judgment the best interests of the corporation would be served thereby.
Section 5.5 — Duties of Officers.
(a)	The Chairman, if any, shall preside at all meetings of stockholders and all meetings of the Board of Directors.

(b)	The President shall be the chief executive officer of the Corporation, and shall, in the absence of a Chairman, preside at all meetings of stockholders and, unless another person is designated by the Board of Directors, all meetings of the Board of Directors.

(c)	Each of the following officers — the Chairman, if any, the President, any Vice President, the Secretary, and the Treasurer, —jointly or any one of them individually, shall have the authority to sign, execute and deliver in the name of the Corporation any deed, mortgage, bond, instrument, agreement or other document evidencing any transaction authorized by the Board of Directors by written resolution, except where the signing or execution thereof shall have been expressly delegated to another officer or person on the Corporation’s behalf.

(d)	In the absence of any officer or assistant officer or for any other reason which the Board of Directors may deem sufficient, the Board of Directors may delegate the authorities and duties of any officer, or any assistant officer to any other officer, assistant officer or to any director.

(e)	In addition to the foregoing, each officer or assistant officer shall perform ail, duties as may from time to time be delegated to each of them by these Bylaws or by the Board of Directors or any committee of directors as provided herein.
ARTICLE VI
Transfer of Shares
     Section 6.1 — Certificate for Shares.

(a)	Every owner of any share of any class of the Corporation shall be entitled to a certificate which shall be in such form as the Board of Directors shall prescribe, certifying the number of shares in the Corporation owned by him.

(b)	The certificates for the respective classes of shares shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the Chairman of the Board or the President and by the Secretary or the Treasurer.

(c)	A record shall be kept by the Secretary of the name of each person owning the shares represented by each certificate, the number of shares represented thereby, the date thereof and, in case of cancellation, the date of cancellation.

(d)	Every certificate surrendered to the Corporation for exchange or transfer shall be canceled and no new certificate or certificates shall be issued in exchange for any existing certificate until the existing certificate shall have been so canceled, except in the cases provided for in Section 5.03.
Section 6.2 — Transfers.
(a)	Transfer of shares in the Corporation shall be made only on the books of the Corporation by the registered holder, an executor or administrator or other legal representative of the registered holder, or by an attorney authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent appointed by the Board of Directors.

(b)	The person in whose name shares stand on the books of the Corporation shall, to the full extent permitted by the laws of the State of Delaware, be deemed the owner thereof for all purposes.
Section 6.3 — Lost, Stolen or Destroyed Certificates.
(a)	The holder of any shares in the Corporation shall immediately notify the Secretary of any lost, stolen or destroyed certificate, and the Corporation may issue a new certificate in the place of any certificate alleged to have been lost, stolen or destroyed.

(b)	The Board of Directors may, at its discretion, require the owner of a lost, stolen or destroyed certificate or his legal representative to give the Corporation a bond on such terms and with such sureties as it may direct, to indemnify the Corporation against any claim that may be made against it on account of the alleged lost, stolen or destroyed certificate.

(c)	The Board of Directors may, however, at its discretion, refuse to issue any such new certificate except pursuant to legal proceedings in accordance with Section

168 of the General Corporation Laws or other applicable sections of the Delaware Code.
Section 6.4 — Record Date.
(a)	The Board of Directors may, by resolution, fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of stockholders or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or to any such allotment or rights, or to exercise the rights in respect to any such change, conversion or exchange.

(b)	Only such stockholders of record on the date so fixed shall be entitled to receive notice of, and to vote at such meeting, or to receive payment of such dividend or to receive such allotment or rights or to exercise such rights, as the case may be, notwithstanding any transfer of any share on the books of the Corporation after such record date.
ARTICLE VII
Indemnification of Directors and Officers, Employees and Agents
Section 7.1 — Indemnification.
(a)	Indemnification in Direct Actions. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b)	Indemnification in Derivative Actions. Any person who was or is a party or is threatened to be made a party to any threatened, pending or. completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was serving at the request of the Corporation as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
(c)	Indemnification by Right. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b) of this Section 7.01, or in defense of any claim, issue or matter therein, he shall be indemnified by the Corporation against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.
(d)	Indemnification Procedure. Any indemnification under paragraphs (a) and (b) of this Section 7.01 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b) of this Section 7.01. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.
(e)	Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case in the manner provided in paragraph (d) of this Section 7.01 upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company as authorized in this Section 7.01.
(f)	Indemnity Not Exclusive. The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
Section 7.2 — Insurance.
By action of the Board of Directors, notwithstanding any interest of the directors in the action, the Corporation may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another company, partnership, joint venture, trust or other- enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VII.
ARTICLE VIII
Miscellaneous
Section 8.1 — No Seal.
The Corporation shall have no seal.
Section 8.2 — Amendment.
These Bylaws may be amended in whole or part by the affirmative vote at a meeting or by the written consent without a meeting of the holders of record of shares entitling them to exercise a majority of the voting power of the Corporation.

UNANIMOUS CONSENT OF THE BOARD OF DIRECTORS
OF
PEOPLESERVE, INC.
     The undersigned being all of the members of the Board of Directors of PEOPLESERVE, INC. (the “Corporation”), do hereby unanimously consent to the adoption of the following resolution effective as of                                         .
WHEREAS, the Board of Directors has determined that the bylaws of the Corporation are too specific with respect to the scheduling of the annual meeting of the Corporation and the Board of Directors has determined that it is in the best interest of the Board and of the Corporation to amend the bylaws to add greater flexibility and discretion with respect to the scheduling of the annual meeting;
RESOLVED, that Article II, Section 2.1 (a) of the Bylaws of the Corporation be and they hereby are amended in its entirety to read as follows:
     Annual Meetings. The annual meeting of the shareholders shall be held at such time, place and on such date as the Board of Directors shall designate and as stated in the notice of the meeting, said date to be no later than six months following the end of the Corporation’s fiscal year. The purpose of such meeting shall be the election of directors and the transaction of such other business as may properly come before it. If the election of directors shall not be held on the day designated for an annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders to be held as soon thereafter as may be practicable. Failure to hold the annual meeting at or within the designated time, or to elect directors at or within such time, shall not work forfeiture or a dissolution of the Corporation, and shall not otherwise affect valid corporate acts.

/s/ Ronald G. Geary

Ronald G. Geary

/s/ Ralph G. Gronefeld, Jr.

Ralph G. Gronefeld, Jr.